Exhibit 99.1

        STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned officers of Pennichuck Corporation (the "Company") hereby certify that, as of the date of this statement, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of and for the three and nine month periods ended September 30, 2002.

      The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002. This statement is not "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.


Date:  November 12, 2002               /s/ Maurice L. Arel
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                                       Name:  Maurice L. Arel
                                       Title: President and Principal
                                              Executive Officer


Date: November 12, 2002                /s/ Charles J. Staab
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                                       Name:  Charles J. Staab
                                       Title: Vice President, Treasurer and
                                              Principal Financial Officer